SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 6, 2004


                            GENERAL COMPONENTS, INC.
               __________________________________________________
               (Exact Name of Registrant as Specified in Charter)


           Nevada                      000-33483                88-0496645
________________________________________________________________________________
(State or Other Jurisdiction          (Commission              (IRS Employer
          of Incorporation)           File Number)          Identification No.)


                       6767 W. Tropicana Avenue, Suite 207
                          Las Vegas, Nevada 89103-4754
               ___________________________________________________
               (Address of Principal Executive Offices) (ZIP Code)


       Registrant's telephone number, including area code: (702) 248-1027



                           Pro-Active Solutions, Inc.
          _____________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 6, 2004, Pro-Active Solutions, Inc. (the "Registrant") caused to be formed a corporation under the laws of the State of Nevada called General Components, Inc. ("Merger Sub") and on July 6, 2004, the Registrant acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Registrant.

         On July 7, 2006, Merger Sub was merged with and into the Registrant. As a result of the merger, the corporate name of the Registrant was changed to "General Components, Inc." Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger the separate existence of Merger Sub then ceased. The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

         The Registrant, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS
Section 92A.180) may merge Merger Sub into itself without shareholder approval and effectuate a name change without shareholder approval.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibit 2.1  Agreement and Plan of Merger between Pro-Active
                          Solutions, Inc. and General Components, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GENERAL COMPONENTS, INC.


                                                   By: /s/ ANITA T. PARGANIBAN
                                                       _______________________
                                                       Anita T. Parganiban
                                                       President



Date:  July  7, 2004


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